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                                                                    EXHIBIT 10.3


                                   AGREEMENT
               BETWEEN U.S. MEDICAL INSTRUMENTS, INC. (PURCHASER)
                                      AND
                  NYPRO PRECISION ASSEMBLIES, INC. (SUPPLIER)


This Agreement is made by and between U.S. Medical Instruments, Inc., a California Corporation, ("USMI"), and Nypro Precision Assemblies, Inc. ("NPA"), a California Corporation. In consideration set forth below it is agreed:

1.       CUSTOMER'S MINIMUM VOLUME COMMITMENT

In consideration for the favorable maximum average pricing offered by NPA under this Agreement, and USMI commitments to process products as set forth in this Agreement, USMI agrees to purchase non-sterile assembled syringe products from NPA in annual volumes no less than the "Minimum Volume Commitments", specified on Schedule B attached hereto.

2.       SERVICES

Specifications listing and specifying in detail each of USMI products (the "PRODUCTS") to be assembled by NPA, are attached hereto as Schedule C or are contained in the USMI Quality Assurance Procedure and Instruction Manuals (the "Manuals"), which are incorporated herein by reference. NPA will assemble, process and care for the PRODUCTS in accordance with Schedule C and the Manuals. NPA will render such services at the facility or facilities set forth on Schedule B, or at such other facilities as USMI and NPA may hereafter agree. NPA will comply with all current Good Manufacturing Practices ("GMP") requirements applicable to processing the PRODUCTS at the NPA facilities. USMI shall be entitled to perform a GMP audit of NPA facilities with or without notice to NPA to assure compliance with all requirements. NPA shall supply documentation and upon request, will provide USMI all routine documentation regarding assembly, assembly validations and ongoing quality control functions of the products, including, but not limited to, Certificates of Registration as a medical device manufacturer, material handling records, and quality control and testing documentation.

Any changes to the contents of the Schedules shall be by mutual agreement and with the written consent of both parties. In the event NPA wishes to make changes to the content of any of the Schedules, USMI reserves the right to make appropriate changes to this Agreement, including but not limited to, changes in the maximum annual average prices specified on Schedule A.
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3.       FORECASTS

For NPA's planning purposes, and to insure timely processing of USMI's Products in accordance with this Agreement, USMI agrees to provide, at the time this Agreement is executed, and on no less than a quarterly basis thereafter throughout the term of this Agreement, twelve month forecasts of its monthly volume requirements with a three month firm requirement. At USMI's discretion the product may be any size syringe manufactured by USMI.

4.       SCHEDULING AND DELIVERY

         (a) PURCHASE ORDERS. USMI shall provide purchase order(s) to NPA in advance of USMI requested delivery dates, which purchase order(s) shall include delivery instructions for each of the PRODUCTS to be processed. Each order, including USMI requested delivery dates specified therein, is subject to acceptance by NPA.

         (b) TIME OF DELIVERY. NPA shall be obligated to accept all of USMI purchase orders for processing the PRODUCTS listed on Schedule A provided that USMI is not in default under any term of this Agreement. NPA shall make best efforts to comply with the requested delivery dates on such orders.

         (c) DELIVERY OF PROCESSED PRODUCTS FROM NPA TO USMI. NPA shall deliver the Products to USMI packed in double bagged clear plastic bags placed in shipping containers to be provided by USMI. The PRODUCTS will be bagged and labeled with USMI's part number, lot number, quantity and placed in the containers in such a way as to protect the PRODUCTS from damage during reasonable handling and shipment. Each container shall be labeled with USMI's part number, lot number and quantity to match the PRODUCTS labeling. The exterior of each container shall be labeled "NON-STERILE PRODUCT AWAITING FURTHER PROCESSING". Each shipment of PRODUCTS from NPA shall be accompanied by shipping papers, including but not limited to certification of materials, manufacturing process, lot history records, all inspection data and non-conforming material reports. Upon receipt of a shipment, USMI will complete a Receiving Report on the shipment. If there is any discrepancy between the USMI Receiving Report and the NPA shipping papers, USMI will promptly notify NPA of the discrepancies. NPA shall be responsible for conducting a reconciliation to correct any discrepancies and to locate any lost PRODUCTS, provided traceability is maintained. USMI and NPA shall agree on a case by case basis on necessary timeframes to remedy any such discrepancies. NPA will notify USMI of the results of this reconciliation verbally and in writing in order to adjust USMI and/or NPA records. USMI will be bound to payment for only the quantity of PRODUCTS verified as received in the USMI Receiving Report. In the event of such discrepancy, USMI shall not release any portion of the received product for shipment until such discrepancy is resolved.




AGREEMENT                                                             JULY, 1994
USMI/NPA                                                                  PAGE 2
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         (d) TERMS OF PURCHASE ORDERS. In the event any purchase order for services subject to this Agreement is inconsistent with the terms of this Agreement, the terms of this Agreement shall control.

5.       RAW MATERIAL AND COMPONENT PACKAGING AND HANDLING

         (a) USMI shall deliver all raw materials and components to NPA Facilities packed in double bagged clear plastic bags labeled with USMI part number, lot number and quantity therein. USMI will package the raw materials and components to withstand all reasonable handling. NPA may refuse to accept or process any damaged or improperly packaged raw materials and components. Each shipment of raw materials and components from USMI shall be accompanied by shipping papers specifying the quantity and content of such shipment, NPA will complete a Receiving Report on the shipment. If there is any discrepancy between the Receiving Report and the shipping papers, NPA shall promptly notify USMI. It shall be USMI's responsibility to reconcile any such discrepancies and to locate lost items and, if necessary, to notify all government agencies. In the event of such discrepancy, NPA shall not assemble any portion of the shipment until such discrepancy is resolved, or until it has received express written instructions from USMI to do so.

         (b) ALL RAW MATERIALS, COMPONENTS, and EQUIPMENT shall be supplied by USMI to NPA on a consignment basis during the duration of this Agreement.

         (c) USMI agrees to supply all material required not less than one week prior to the scheduled assembly week.

6.       PRICE

For the services to be rendered pursuant to this Agreement, and assuming that USMI meets its Minimum Volume Commitment as specified on Schedule A, USMI shall pay NPA annual average prices no greater than as specified on Schedule A. Actual prices to be charged for processing of USMI's Products shall be in accordance with the "Step Pricing Schedule" set forth on Schedule A. In the event USMI fails to meet its Minimum Volume Commitment during any month that this Agreement is in effect, NPA may reserve the right to adjust the prices specified on Schedule A.

7.       TERMS OF PAYMENT

Payment shall be made within thirty (30) days of invoice date which date shall not precede the shipment date. Each shipment shall be considered a separate and independent transaction, and payment therefor shall be made accordingly.




AGREEMENT                                                             JULY, 1994
USMI/NPA                                                                  PAGE 3
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8.       INSURANCE; MUTUAL INDEMNIFICATION

         (a) INSURANCE. USMI shall maintain at all times insurance protecting all of the Products to be assembled by NPA from any loss, casualty, or damage occurring in transit, and while at any NPA facility, and shall also maintain product liability insurance covering injuries, economic losses and other damages resulting from the use of the Products. NPA shall responsibility for damage to USMI's products while in process at any NPA facility. It shall be NPA's responsibility to reprocess products at NPA's expense that are a result of poor workmanship by NPA.

         (b) MUTUAL INDEMNIFICATION. Both parties shall indemnify, hold harmless, and defend each other from and against any and all settlements, judgments, fines, expenses (including, without limitation, attorneys' fees and expense incurred in seeking indemnification pursuant to the paragraph) and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding relating to any claim for which either of the parties would be found ultimately liable as a matter of and on account of which the other party has been made a party defendant pursuant to the relationship between the parties under this contract. It is understood by the parties that this paragraph does not create new claims of liabilities in either of the parties, but is intended exclusively to (a) guarantee that the legal liability that may arise for either of the parties on account of that party's conduct under this contract is ultimately borne by that party, regardless of which of the two is subjected to suit and (b) encourage either party to take reasonable steps to cure or mitigate any liability that may arise without, by virtue of that act alone, if taken reasonably, creating new liabilities or a shift in liabilities that otherwise would lie.

9.       FDA REQUIREMENTS

USMI and NPA agree to comply with all state, federal and FDA requirements.

10.      TERM AND TERMINATION

         (a) YEAR-TO-YEAR TERM. Unless otherwise specified on Schedule A, this Agreement will commence on the date executed by USMI (provided the Agreement is also executed by NPA) and will continue for an initial term of one (1) year from such date. Whatever initial term is established by USMI and NPA, all other provisions of this Section 10 shall be applicable. After the initial term, this Agreement shall be renewed automatically for successive one year periods unless USMI or NPA provides written notice to the other party, at least sixty (60) days prior to the end of the initial or any renewal term, that the Agreement shall not be renewed.

         (b) TERMINATION FOR DEFAULT. If either party is in material default of its obligations under this Agreement, the other party may give written notice that the Agreement will be terminated if the default is not cured or commenced to be cured within sixty (60) days. If such notice is given and the default is not cured or commenced to be


AGREEMENT                                                             JULY, 1994
USMI/NPA                                                                  PAGE 4
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cured during the sixty (60) day period, then the Agreement shall terminate at the end of such period.

         (c) TERMINATION. In the event of a premature termination by USMI, NPA shall be entitled to full compensation resulting from any outstanding USMI purchase order commitments.

11.      TITLE TO PRODUCTS

Title to Product, both processed and unprocessed, shall remain with USMI at all times.

12.      GENERAL

         (a) CHOICE OF LAW. This Agreement shall be governed and interpreted according to the substantive law of the State of California without regard to conflict of law principles or doctrines.

         (b) NOTICES. Any notice or other communication required or permitted hereunder shall be deemed to be properly given upon personal delivery or five
(5) days after being sent registered or certified mail, postage prepaid, to the addressee set forth below. Such addresses may be changed by either party upon notice to the other in writing in the manner permitted by this section.

         (c) ASSIGNMENT. This Agreement may not be assigned nor may any duty hereunder be delegated without the express written consent of the other party and any such attempted assignment or delegation shall be void; provided, however, either party may assign this Agreement to any entity that acquires all or substantially all of the assets to which this Agreement relates. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon each party and its successors and assigns.

         (d) SEVERABILITY. If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever, such holding shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the net economic effect of such unenforceable or invalid provision within the limits of applicable law.

         (e) ENTIRE AGREEMENT. This Agreement, together with the Schedule(s) hereto, constitutes the entire agreement between the parties. This Agreement supersedes, and the terms of this Agreement govern, any prior, contemporaneous, or collateral agreements between the parties. USMI acknowledges that it has not entered into this Agreement in reliance upon any representation or warranty by any person or entity except for such representations or warranties as are specifically set forth herein. This Agreement may only by changed by the mutual written agreement of authorized representatives of the parties.



AGREEMENT                                                             JULY, 1994
USMI/NPA                                                                  PAGE 5
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         (f) ATTORNEY'S FEES. In the event of any litigation, arbitration or other proceeding arising out of or in connection with this Agreement, each party shall bear the respective costs related to such litigation.

         (g) NO AGENCY. Nothing contained herein shall be construed as creating an agency, partnership, or other form of joint enterprise between the parties.

         (h) FORCE MAJEURE. Neither USMI nor NPA shall be responsible for any loss, damages or penalty resulting from delay in delivery when such delay is due to causes beyond the reasonable control of such party, including but not limited to, labor, unrest, shortages, riots, insurrection, fires, flood, storm, earthquake, act of God, explosion, war, terrorism or governmental action.

         (i) WAIVER. No delay, omission, or failure to exercise any right or remedy provided for in this Agreement shall be deemed to be a waiver thereof or an acquiescence in the event giving rise to such right or remedy, but every such right or remedy may be exercised, from time to time, as may be deemed expedient by the party exercising such right or remedy. Any waiver by either party of a breach of any provision of this Agreement must be made in writing signed by an authorized representative of the waiving party, and any such waiver shall not be construed as a waiver of any continuing or subsequent breach.

         (j) WARRANTY. NPA warrants that the Products assembled by NPA shall be assembled properly in accordance with USMI's specifications set forth on Schedule C. Except for the express warranty set forth herein, NPA grants no other warranties, express or implied, by statute or otherwise, regarding the products, including without limitation their fitness for any purpose or their merchantability.

         (k) LIMITATION OF LIABILITY. In no event shall USMI's liability under this Agreement exceed the amounts paid by USMI to NPA hereunder. In no event shall either party be liable to the other party or any other entity for any special, consequential, incidental, punitive or indirect damages, however caused and on any theory of liability, arising out of this Agreement. These limitations shall apply notwithstanding any failure of essential purpose of any limited remedy.




AGREEMENT                                                             JULY, 1994
USMI/NPA                                                                  PAGE 6
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Dated: 8/10/94                              NYPRO PRECISION ASSEMBLIES, INC.
      ---------                             a California Corporation
                                            505 Otay Valley Road, Suite A
                                            Chula Vista, California 91911




                                            /s/ Fernando Velazquez
                                            ------------------------------------
                                            Fernando Velazquez
                                            President

Dated: 8/10/94                              U.S. MEDICAL INSTRUMENTS, INC.
      ---------                             a California Corporation
                                            16825 Via del Campo Court
                                            San Diego, California 92127




                                            /s/ Matthew Mazur
                                            ------------------------------------
                                            Matthew Mazur
                                            President




AGREEMENT                                                             JULY, 1994
USMI/NPA                                                                  PAGE 7